                                                                      EXHIBIT 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                            THREE SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                         MARCH 31,
                                      --------------------------------------------------     ------------------
                                        1992      1993      1994       1995      1996          1996     1997
                                      -------   -------   --------   --------   --------     -------   --------
HISTORICAL
Income (loss) from continuing
  operations before income
  taxes ............................  $60,225   $91,305   $ 98,192   $  5,109   $(95,128)    $ 9,248   $ 65,411
Non recurring charges(1)............       --        --         --    153,164    308,695      34,448         --
                                      -------   -------   --------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes
  and non recurring charges.........   60,225    91,305     98,192    158,273    213,567      43,696     65,411
Fixed Charges:
  Interest expense..................    2,396     9,588     21,800     30,496     34,571       9,522     12,026
  Interest factor of rental
    expense.........................    8,025    10,311     15,138     22,842     26,685       7,698      9,234
                                      -------   -------   --------   --------   --------     -------   --------
         Total fixed charges........   10,421    19,899     36,938     53,338     61,256      17,220     21,260
                                      -------   -------   --------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  non recurring charges and fixed
  charges...........................  $70,646  $111,204   $135,130   $211,611   $274,823     $60,916   $ 86,671
                                      ========  ========  =========  =========  =========    ========  =========
Ratio of earnings to fixed
  charges...........................     6.78      5.59       3.66       3.97       4.49        3.54       4.08
                                      ========  ========  =========  =========  =========    ========  =========
PRO FORMA
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting..............                      $113,802   $ 25,202   $(73,575)    $15,280   $ 70,850
Non recurring charges(1)............                            --    155,664    308,945      34,448         --
                                                          --------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting and non
  recurring charges.................                       113,802    180,866    235,370      49,728     70,850
Fixed Charges:
  Interest expense..................                        23,105     32,406     35,705       9,884     12,209
  Interest factor of rental
    expense.........................                        16,050     23,993     27,949       8,003      9,602
                                                          --------   --------   --------     -------   --------
         Total fixed charges........                        39,155     56,399     63,654      17,887     21,811
                                                          --------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting, non
  recurring charges and fixed
  charges...........................                      $152,957   $237,265   $299,024     $67,615   $ 92,661
                                                          =========  =========  =========    ========  =========
Ratio of earnings to fixed
  charges...........................                          3.91       4.21       4.70        3.78       4.25
                                                          =========  =========  =========    ========  =========
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(1) In connection with various acquisitions, the Company has incurred one-time pretax charges against earnings which are reflected in the historical and proforma financial statements and losses on investments.